Exhibit 10.1

TRANSFER RESTRICTION AGREEMENT AND AMENDMENT TO

NONCOMPETITION AGREEMENT

This Transfer Restriction Agreement (this “Agreement”) is made as of July 20, 2015, among Zillow Group, Inc., a Washington corporation (the “Company” or “Zillow”), Zillow, Inc., a Washington corporation and wholly owned subsidiary of the Company (“Zillow, Inc.”), Richard N. Barton and the other Holders signatory hereto, whether as of the date hereof or after the date hereof. Capitalized terms used but not otherwise defined have the meaning set forth in Section 1.

RECITALS

WHEREAS, the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) authorize the Company to issue shares of a class of capital stock, par value $0.0001 per share, designated as “Class C Capital Stock” (the “Non-Voting Capital Stock”);

WHEREAS, the Company’s Board of Directors (the “Board”) intends to declare a dividend of two newly issued shares of Non-Voting Capital Stock (the “Non-Voting Capital Stock Dividend”) on each share of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and each share of the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”); provided, however, that the Board has determined that a condition to its declaring the Non-Voting Capital Stock Dividend is that the Holders shall have entered into this Agreement;

WHEREAS, Richard N. Barton is a signatory to that certain Confidential Information, Inventions, Nonsolicitation and Noncompetition Agreement, executed by Richard N. Barton on October 19, 2005, and accepted by Zillow, Inc., a subsidiary of the Company (the “Noncompetition Agreement”), a true and correct copy of which is attached hereto as Exhibit A.

WHEREAS, in order to facilitate implementation of the Non-Voting Capital Stock Dividend, the Holders and the Company desire to agree to certain matters with respect to the ownership and transfer of shares of Class A Common Stock, Class B Common Stock and Non-Voting Capital Stock by the Holders, including a requirement that, commencing on the date that Richard N. Barton ceases to serve as a member of the Board, the Holder Group (as defined herein) must sell or convert one share of Class B Common Stock for every two shares of Non-Voting Capital Stock sold by the Holder Group; and

WHEREAS, in order to facilitate implementation of the Non-Voting Capital Stock Dividend, Richard N. Barton and Zillow, Inc. desire to agree to certain amendments to the terms of the Noncompetition Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, agreements and covenants set forth herein, and for other good and valuable consideration the receipt and adequacy of which the Parties acknowledge, the Parties hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

“Class B Share Difference” shall mean, at any time, the difference (which may be positive or negative) of (i) the total number of shares of Class B Common Stock owned, beneficially and of record, by the Holder Group as of the Trigger Date minus (ii) the total number of shares of Class B Common Stock owned, beneficially and of record, by the Holder Group as of the applicable date of determination.

“Covered Holders” shall mean, collectively, (i) Richard N. Barton, a natural living person, and all other members of his Holder Group and (ii) Lloyd D. Frink, a natural living person, and all other members of his “Holder Group” as defined in that certain Transfer Restriction Agreement, dated as of the date hereof, among the Company, Lloyd D. Frink, and each of the other parties thereto.

“Holder” shall mean each of Richard N. Barton and each of his Permitted Entities.

“Holder Group” shall mean, at any time, Richard N. Barton, together with his Permitted Entities.

“Independent Director” means a member of the Board designated by the Nominating and Governance Committee of the Board as an independent director.

“Number of Non-Voting Shares” shall mean, at any time, the total number of shares of Non-Voting Capital Stock owned, beneficially and of record, by the Holder Group.

“Non-Voting Share Difference” shall mean, at any time, the difference (which may be positive or negative) of (i) the Number of Non-Voting Shares as of the Trigger Date minus (ii) the Number of Non-Voting Shares as of the applicable date of determination.

“Parties” shall mean the Company, Zillow, Inc. and the Holders.

“Permitted Entity” shall mean, with respect to Richard N. Barton, any entity, account, plan or trust specified in Section 2.3(e)(ii)(B) of Article 2 of the Articles of Incorporation established by or for Richard N. Barton and to whom Richard N. Barton has Transferred shares of Class B Common Stock or Sold shares of Non-Voting Capital Stock, so long as (i) such entity, account, plan or trust meets the requirements set forth in Section 2.3(e)(ii)(B) of Article 2 of the Articles of Incorporation applicable to such entity, account, plan or trust (and, if such entity, account, plan or trust holds shares of Non-Voting Capital Stock, such entity, account, plan or trust meets the requirements forth in Section 2.3(e)(ii)(B) of Article 2 of the Articles of Incorporation with respect to all shares of Non-Voting Capital Stock held by it as if such shares of Non-Voting Capital Stock were Class B Common Stock thereunder, mutatis mutandis) and (ii) such entity, account, plan or trust has agreed to be bound by the terms of this Agreement and has executed and delivered a copy of this Agreement to the Company.

“person” shall mean any individual, general or limited partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“Sell,” “Sold” or “Sale” with respect to a share of Non-Voting Capital Stock shall mean (i) any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including a transfer of such share to a broker or other nominee (regardless of whether or not there is a corresponding change in record or beneficial ownership), provided that any such transfer to a broker or other nominee that is determined by the Secretary of the Company to have been unintended by the transferor shall not be considered a “Sale” if no shareholder vote has occurred since such unintended transfer to the broker or nominee and such transfer to the broker or nominee is rescinded, revoked or reversed within 15 days after the transferor first becomes aware of such unintentional transfer, or (ii) the entry into any contract, agreement or other binding arrangement with respect to any of the actions in the foregoing clause (i) regarding such share; provided, however, that the following shall not be considered a “Sale” within the meaning of this Section: (x) the granting of a proxy to officers or directors of the Company at the request of the Board of Directors of the Company in connection with actions to be taken at an annual or special meeting of shareholders by the holders of the Non-Voting Capital Stock or (y) the fact that the spouse of Richard N. Barton possesses or obtains a community property interest in such Holder’s shares of Non-Voting Capital Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Sale” of such Non-Voting Capital Stock.

“Trigger Date” shall mean the date on which Richard N. Barton shall cease to serve as a member of the Board as a director.

“Transfer” shall have the meaning set forth in the Articles of Incorporation.

2. Sales of Non-Voting Capital Stock.

(a) From and after the Trigger Date, a Holder shall not Sell any shares of Non-Voting Capital Stock if, immediately following such Sale, the Class B Share Difference would be less than one half (1/2) of the Non-Voting Share Difference (after taking into account the conversion of shares of Class B Common Stock owned beneficially and of record by the Holder Group that are converted into shares of Class A Common Stock at the time of such Sale, if any, whether as a result of a simultaneous Transfer of such Class B Common Stock or otherwise); provided that this required ratio of the Class B Share Difference to the Non-Voting Share Difference shall be subject to adjustment as provided in Section 5(c).

(b) From and after the Trigger Date, the Company shall not, and shall direct its transfer agent not to, permit any Sale of shares of Non-Voting Capital Stock in violation of this Agreement. The shares of Non-Voting Capital Stock held by a Holder will be in uncertificated form, with stop transfer orders in place. The Company shall cooperate reasonably with each Holder to lift such stop transfer orders with respect to any shares of Non-Voting Capital Stock that are Sold by any Holder in compliance with this Agreement.

(c) (i) If at any time after the Trigger Date the Class B Share Difference is less than one half (1/2) of the Non-Voting Share Difference (including because a Holder ceases to be a member of a Holder Group) (with this required ratio of the Class B Share Difference to Non-Voting Share Difference subject to adjustment as provided in Section 5(c)), such Holder Group shall be deemed to have irrevocably converted a number of whole shares of Class B Common Stock owned beneficially and of record by the Holder Group, automatically and without any further action, into an equal number of fully paid and nonassessable shares of Class A Common Stock such that after the deemed conversion the Class B Share Difference, shall not be less than one half (1/2) of the Non-Voting Share Difference. Upon any such conversion of shares of Class B Common Stock to Class A Common Stock, all rights of the holder of such shares of Class B Common Stock in respect of such shares shall cease and the person or persons in whose name or names the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.

(ii) Each Holder authorizes the Company and its transfer agent to take any and all actions that may be necessary to cause any such conversion to occur, whether or not such Holder has taken any action with respect thereto, including the Company providing appropriate instruction on behalf of such Holder to its transfer agent. Each Holder agrees that the automatic conversion set forth in Section 2(c)(i) above shall apply (x) first, to shares of Class B Common Stock owned of record by the Holder that is Selling the shares of Non-Voting Capital Stock and (y) in all other circumstances, including a Holder ceasing to be a member of a Holder Group or if the Holder no longer owns of record any shares of Class B Common Stock, to shares of Class B Common Stock held of record by the other members of the Holder Group proportionately based on the number of shares of Class B Common Stock then held of record by each such member of the Holder Group.

(iii) Each Holder shall cooperate fully with the Company in connection with any such conversion, and shall take such actions as may be necessary or desirable to cause the documentation and implementation of such conversion as promptly as practicable following the Company or any Holder becoming aware that the Class B Share Difference is less than one half (1/2) of the Non-Voting Share Difference.

(d) Notwithstanding any required ratio of the Class B Share Difference to the Non-Voting Share Difference to be in effect “immediately” or “at any time,” in order to facilitate Sales of shares on The Nasdaq Global Select Market (or such other market administered by The NASDAQ OMX Group, Inc. on which shares of the Class A Common Stock may be listed) (“Nasdaq”) over the course of a Nasdaq trading day, the Holder Group shall be permitted to temporarily hold a number of shares of Class B Common Stock in violation of such required ratio during the trading day, so long as the required ratio is satisfied by the close of regular trading on such trading day and such trading day is not a record date for any shareholder vote.

3. Transfers of Class B Common Stock and Non-Voting Capital Stock. A Holder shall not Transfer shares of Class B Common Stock to any transferee who is neither a party to this Agreement nor a party to a transfer restriction agreement with the Company in the form of this Agreement. If any such transferee is not a party to such an agreement prior to such Transfer, then the Holder shall cause such person to become a party to this Agreement or another such transfer restriction agreement and shall deliver to the Company a duly executed copy hereof or thereof prior to the consummation of such Transfer.

4. Sales or Transfers of Class A Common Stock. Except as set forth in Section 6, this Agreement shall not limit or restrict any Holder’s ability to sell, assign, transfer, convey, hypothecate or otherwise transfer of dispose of any shares of Class A Common Stock.

5. Certain Additional Agreements.

(a) Except in connection with a Sale permitted by this Agreement, all shares of Non-Voting Capital Stock and Class B Common Stock shall at all times be owned beneficially and of record only by the Holder Group and not be held through any nominee or broker.

(b) For all purposes under this Agreement (other than Section 6), a share of “Non-Voting Capital Stock,” as of a given date of determination, shall be deemed to include only (i) any securities issued by the Company in respect of a share of Class B Common Stock (other than shares of Class B Common Stock or rights to acquire Class B Common Stock), whether by dividend, stock split, distribution, recapitalization or otherwise after the date hereof and as of such date of determination, including in connection with the Non-Voting Capital Stock Dividend, and (ii) any securities issued by the Company (other than shares of Class B Common Stock or rights to acquire Class B Common Stock) in respect of the shares and securities referenced in clauses (i) and this clause (ii), whether by dividend, stock split, distribution, recapitalization or otherwise after the date hereof and as of such date of determination.

(c) It is the intention and agreement of the Parties that none of the securities received (i) with respect to a share of Class B Common Stock in connection with the Non-Voting Capital Stock Dividend, or (ii) in any future dividend, stock split, distribution or recapitalization or otherwise with respect to a share of Class B Common Stock or with respect to the Non-Voting Capital Stock received in connection with such share of Class B Common Stock, shall be Sold unless the required ratio of the Class B Share Difference to Non-Voting Share Difference is satisfied. If additional securities are so received, the required ratio of the Class B Share Difference to Non-Voting Share Difference for purposes of this Agreement (including Sections 2(a) and 2(c)) shall be equitably adjusted to account for such additional securities (e.g., if, after the Non-Voting Capital Stock Dividend and prior to the Trigger Date, one additional share of Non-Voting Capital Stock is distributed for each share of Class B Common Stock and Non-Voting Capital Stock, this Agreement shall be modified to require the Class B Share Difference to not be less than one fifth (1/5) of the Non-Voting Share Difference, or, if after the Trigger Date one additional share of Non-Voting Capital Stock is distributed for each share of Class B Common Stock and Non-Voting Capital Stock, this Agreement shall be modified so that the “Trigger Date” becomes the date on which such distribution occurs and from and after such new Trigger Date the required ratio of the Class B Share Difference to the Non-Voting Share Difference shall be not less than one fifth (1/5)).

(d) With respect to its ownership of shares of Class B Common Stock or Non-Voting Capital Stock, no Holder shall take any action that, in the reasonable, good faith determination of the Company, is contrary to the purpose of this Agreement.

6. Company Sale and Equal Status. To the extent that any transaction is, or series of related transactions are, (a) a Change of Control Transaction (as defined in the Articles of Incorporation), (b) any tender or exchange offer by any third party to acquire a majority of the shares of Class A Common Stock, Class B Common Stock or Non-Voting Capital Stock or (c) any tender or exchange offer by the Company to acquire any shares of Class A Common Stock, Class B Common Stock or Non-Voting Capital Stock (any such transaction, a “Company Sale or Recapitalization”), no Holder shall sell, transfer or exchange, directly or indirectly, any shares of Class A Common Stock, Class B Common Stock or Non-Voting Capital Stock in, or in a transaction related to, such Company Sale or Recapitalization, for (x) with respect to such Holder’s shares of Class A Common Stock, an amount per share greater than that received in such Company Sale or Recapitalization by the holders of Class A Common Stock in respect of their shares of Class A Common Stock, or a form of consideration different from the form that holders of Class A Common Stock would receive in respect of their shares of Class A Common Stock, or may elect to receive, in such Company Sale or Recapitalization, (y) with respect to such Holder’s shares of Class B Common Stock, an amount per share greater than that received in such Company Sale or Recapitalization by the holders of Class A Common Stock in respect of their shares of Class A Common Stock, or a form of consideration different from the form that holders of Class A Common Stock would receive, or may elect to receive, in respect of their shares of Class A Common Stock in such Company Sale or Recapitalization, unless different treatment of the shares of Class A Common Stock and Class B Common Stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and the holders of a majority of the Class B Common Stock, each voting separately as a separate group, pursuant to the Articles of Incorporation, or (z) with respect to such Holder’s shares of Non-Voting Capital Stock, an amount per share greater than that received in such Company Sale or Recapitalization by the other holders of Non-Voting Capital Stock in respect of their shares of Non-Voting Capital Stock, or a form of consideration different from the form that other holders of Non-Voting Capital Stock would receive, or may elect to receive, in respect of their shares of Non-Voting Capital Stock in such Company Sale or Recapitalization.

7. Administration of this Agreement. The Company shall establish, from time to time, such policies and procedures relating to the general administration of the terms of this Agreement, any Transfers or Sales of Class B Common Stock or Non-Voting Capital Stock permitted hereunder and any conversion of Class B Common Stock to Class A Common Stock contemplated hereby, as it may deem necessary or advisable, and shall deliver notice to the Holders of the restrictions placed on their shares of Class B Common Stock and Non-Voting Capital Stock by this Agreement and by the Articles of Incorporation in accordance with RCW 23B.06.250 and 23B.06.270 of the Washington Business Corporation Act. A determination by a majority of the members of the Board other than any of the Covered Holders who are members of the Board or by the Secretary of the Company with respect to whether a conversion of Class B Common Stock to Class A Common Stock pursuant to Section 2(c) hereof has occurred shall be conclusive absent manifest error.

8. Scope of this Agreement. This Agreement shall not in any way constitute an amendment, modification, supplement or waiver of any right, preference, privilege, term or provision set forth or contained in the Articles of Incorporation.

9. Termination. This Agreement may be terminated only by a written instrument that has been executed by each of the Holders and the Company and that has been approved by the Board in the manner set forth in Section 11(c), below.

10. Amendment of Richard N. Barton’s Non-Competition Obligations

Richard N. Barton and Zillow, Inc. hereby agree to the following amendments to terms of the Noncompetition Agreement:

(a) The first paragraph of the Noncompetition Agreement is amended to read as follows: “Effective as of the first day of my employment, and in consideration of my employment as an employee with Zillow, Inc., a Washington Corporation, or its parent company, Zillow Group, Inc. (“Zillow Group”), or any of Zillow Group’s direct or indirect wholly owned subsidiaries (Zillow, Inc., Zillow Group and any direct or indirect wholly owned subsidiaries of Zillow Group, collectively, the “Company”), the commencement of payment of a salary to me by the Company and/or my role as an officer or member of the Board of the Company, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I agree as follows:”

(b) Section 1.1 of the Noncompetition Agreement is amended to read as follows: “Competing Business” means any business whose efforts are in competition with the efforts of the Company, and/or any parent, subsidiary or affiliate of the Company. A Competing Business includes any business whose efforts involve any research and development, products or services in competition with products or services which are, during the Relationship, either (a) produced, marketed or otherwise commercially exploited by the Company (including any parent, subsidiary, or affiliate) or (b) in actual or demonstrably anticipated research or development by the Company (including any parent, subsidiary or affiliate).”

(c) Section 1.7 of the Noncompetition Agreement is amended to read as follows: “For purposes of Section 1.3(b), Section 2, Section 5.2 and Section 5.3 of this Agreement, ‘Term’ means the term of my employment as an officer of the Company. For purposes of all other provisions of this Agreement, ‘Term’ means the period beginning on the first day of my employment with Zillow, Inc. and ending on the date on which I no longer serve as an officer or director of Zillow Group or any of its direct or indirect wholly owned subsidiaries.”

(d) The initial phrase of each of Sections 4.1, 4.2 and 4.3 of the Noncompetition Agreement are amended to read as follows: “During the Term and for three years after the end of the Term, . ..”

The foregoing amendments to the Noncompetition Agreement are accepted by Richard N. Barton to satisfy a condition of the Board to proceeding with the Non-Voting Capital Stock Dividend, and the Parties intend that these amendments be given full force and effect upon declaration by the Board of the Non-Voting Capital Stock Dividend.

11. Miscellaneous.

(a) Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred (whether by operation of law or otherwise) by the Company, on the one hand, or any member of the Holder Group, on the other hand, without the prior written consent of the Holder or the Company, respectively, and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, however, that the Company may assign or transfer this agreement to a successor entity in connection with any merger, consolidation, reorganization or business combination transaction. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities of any nature whatsoever under or by reason of this Agreement.

(b) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof.

(c) Amendment and Waiver. This Agreement or any of its provisions may be waived (either generally or in the specific instance and whether prospectively or retroactively), amended, modified or supplemented only by a written instrument that has been executed by each of the Parties and that has been approved by a majority of the Independent Directors (excluding, for the avoidance of doubt, any Covered Holders who are members of the Board). Any failure of the Parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived (whether prospectively or retroactively) by the Party entitled to the benefit thereof only by a written instrument that has been signed by the Party granting such waiver and that, in the case of the Company, has been approved by a majority of the Independent Directors in accordance with the preceding sentence. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

(d) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (i) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (ii) if sent by nationally recognized overnight air courier, one (1) business day after mailing; (iii) if sent by facsimile transmission, when transmitted and receipt is confirmed and (iv) if otherwise actually personally delivered, when delivered, provided, however, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any Party shall provide by like notice to the other Party:

If to the Company or Zillow, Inc., to:

Zillow Group, Inc.

1301 Second Avenue, Floor 31

Seattle, WA 98101

Facsimile: (206) 374-2381

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Perkins Coie LLP

1201 Third Avenue, Suite 4900

Seattle, WA 98101

Facsimile: (206) 359-4584

Attention:	David McShea

Andrew Moore

If to the Holder or any other member of the Holder Group, to:

Richard N. Barton

c/o Zillow Group, Inc.

1301Second Avenue, Floor 31

Seattle, WA 98101

Facsimile: (206) 374-2381

(e) Governing Law; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed entirely within such State, without regard to the conflict of laws principles thereof which would result in the application of the laws of any other jurisdiction. Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located in King County, Washington, and any appellate court therefrom, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, including any action or proceeding brought by, in the right of or on behalf of the Company (including any derivative action or proceeding), or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in any such court; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court; and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the Parties hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties hereby irrevocably consents to service of process in the manner provided for notices in Section 11(d). Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by applicable law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f) Equitable Remedies. Each Party acknowledges and agrees that the other Party would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Therefore, notwithstanding anything to the contrary set forth in this Agreement, each Party hereby agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by such first Party under this Agreement, and each Party hereby agrees to waive the defense in any such suit that the other Party has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of injunction or specific performance as a remedy, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief. The equitable remedies described in this Section 11(f) shall be in addition to, and not in lieu of, any other remedies at law or in equity that the Parties may elect to pursue. The rights and remedies provided for in this Agreement are cumulative and are not exclusive of any other rights or remedies which the Parties may have hereunder or may otherwise have at law or in equity.

(g) Severability. In the event that any one or more of the terms or provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement so long as the absence of such terms or provisions does not materially adversely affect any Party, and the Parties shall use their commercially reasonable efforts to substitute one or more valid, legal and enforceable terms or provisions into this Agreement which, insofar as practicable, implement the purposes and intent of this Agreement and which are not materially adverse to any Party. Any term or provision of this Agreement held invalid or unenforceable only in part, degree or within certain jurisdictions shall remain in full force and effect to the extent not held invalid or unenforceable to the extent consistent with the intent of the Parties as reflected by this Agreement and not materially adverse to any Party. To the extent permitted by applicable law, each Party waives any term or provision of law which renders any term or provision of this Agreement to be invalid, illegal or unenforceable in any respect.

(h) Interpretation. The Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement and have been advised by counsel in connection therewith. In the event an ambiguity or question of intent or interpretation arises with respect to any term or provision of this Agreement, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the terms or provisions of this Agreement. For all purposes of and under this Agreement, (i) the word “including” shall be deemed to be immediately followed by the words “without limitation;” (ii) words (including defined terms) in the singular shall be deemed to include the plural and vice versa; and (iii) the terms “hereof,” “herein,” “hereto,” “herewith” and any other words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular term or provision of this Agreement, unless otherwise specified. References in this Agreement to shares being held or owned “beneficially” means that the Holder has sole or shared (but if shared, only with one or more members of the Holder Group) dispositive or voting power with respect to such shares; provided, however, that, a Holder shall be deemed to beneficially own shares of Class B Common Stock the exclusive voting control of which has been transferred by such Holder pursuant to Section 2.3(e)(iii) of the Articles of Incorporation, so long as such Holder retains sole or shared (but if shared, only with one or more members of the Holder Group) dispositive power with respect to such shares. For the avoidance of doubt, for purposes of this Agreement, if a share of Class B Common Stock or Non-Voting Capital Stock (or any other security) is beneficially owned by one or more members of the Holder Group and such share or security, as applicable, is owned of record by any member of the Holder Group, such share or security, as applicable, shall be deemed to be “owned, beneficially and of record, by the Holder Group.”

(i) Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or electronic signature and by electronic mail or PDF), each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

*    *    *    *    *

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company and the Holder have executed this Agreement as of the date first above written.

ZILLOW GROUP, INC.

/s/ Kathleen Philips
Name: Kathleen Philips
Title: Chief Operating Officer

ZILLOW, INC.

/s/ Kathleen Philips
Name: Kathleen Philips
Title: Chief Operating Officer

/s/ Richard N. Barton
Richard N. Barton

BARTON VENTURES II LLC

/s/ Rich Barton
Name: Rich Barton
Title: Trustee

EXHIBIT A

NONCOMPETITION AGREEMENT

Attached.

ZILLOW, INC.

Confidential Information, Inventions,

Nonsolicitation and Noncompetition Agreement

Effective as of the first date of my employment, and in consideration of my employment as an employee with Zillow, Inc., a Washington corporation (the “Company”), the commencement of payment of a salary to me by the Company, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I agree as follows:

A. Section 1. Definitions

1.1 “Competing Business” means any Internet-based residential real estate business whose efforts are in competition with the efforts of the Company. A Competing Business includes any Internet-based residential real estate business whose efforts involve any research and development, products or services in competition with products or services which are, during and at the end of the Term, either (a) produced, marketed or otherwise commercially exploited by the Company or (b) in actual or demonstrably anticipated research or development by the Company.

1.2 “Confidential Information” means any information that (a) relates to the business of the Company, (b) is not generally available to the public, and (c) is conceived, compiled, developed, discovered or received by, or made available to, me during the Term, whether solely or jointly with others, and whether or not while engaged in performing work for the Company. Confidential Information includes information, both written and oral, relating to Inventions, trade secrets and other proprietary information, technical data, products, services, finances, business plans, marketing plans, legal affairs, suppliers, clients, prospects, opportunities, contracts or assets of the Company. Confidential Information also includes any information which has been made available to the Company by or with respect to third parties and which the Company is obligated to keep confidential.

1.3 “Invention” means any product, device, technique, know-how, computer program, algorithm, method, process, procedure, improvement, discovery or invention, whether or not patentable or copyrightable and whether or not reduced to practice, that (a) is within the scope of the Company’s business, research or investigations or results from or is suggested by any work performed by me for the Company and (b) is created, conceived, reduced to practice, developed, discovered, invented or made by me during the Term, whether solely or jointly with others.

1.4 “Material” means any product, prototype, model, document, diskette, tape, picture, design, recording, writing or other tangible item which contains or manifests, whether in printed, handwritten, coded, magnetic or other form, any Confidential Information, Invention or Proprietary Right.

CONFIDENTIAL INFORMATION, INVENTIONS,

NONSOLICITATION AND NONCOMPETITION AGREEMENT

1.5 “Person” means any individual, corporation, partnership, trust, association, governmental authority, educational institution or other entity.

1.6 “Proprietary Right” means any patent, copyright, trade secret, trademark, trade name, service mark, maskwork or other protected intellectual property right in any Confidential Information or Invention, or otherwise relating to the business of the Company or the Company’s actual or demonstrably anticipated research or development.

1.7 “Term” means the term of my employment as an officer of the Company.

B. Section 2. Ownership and Use

2.1 The Company will be the exclusive owner of all Confidential Information, Inventions, Materials and Proprietary Rights. To the extent applicable, all Materials will constitute “works for hire” under applicable copyright laws.

2.2 I assign and transfer, and agree to assign and transfer, to the Company all rights and ownership that I have or will have in Confidential Information, Inventions, Materials and Proprietary Rights, subject to the limitations set forth in Section 2.5 and in the notice below. Further, I waive any moral rights that I may have in any Confidential Information, Inventions, Materials and Proprietary Rights. I will take such action (including signature and assistance in preparation of documents or the giving of testimony) as may be requested by the Company to evidence, transfer, vest or confirm the Company’s rights and ownership in Confidential Information, Inventions, Materials and Proprietary Rights. I agree to keep and maintain adequate and current written records of all Inventions and Proprietary Rights during the Term. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times. I will not contest the validity of any Proprietary Right, or aid or encourage any third party to contest the validity of any Proprietary Right of the Company.

If the Company is unable for any reason to secure my signature to fulfill the intent of the foregoing paragraph or to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions assigned to the Company above, then I irrevocably appoint the Company and its authorized agents as my agent and attorney in fact, to transfer, vest or confirm the Company’s rights and to execute and file any such applications and to do all other lawful acts to further the prosecution and issuance of letters patent or copyright registrations with the same legal force as if done by me.

2.3 Except as required for performance of my work for the Company or as authorized in writing by the Company, I will not (a) use, disclose, publish or distribute any Confidential Information, Inventions, Materials or Proprietary Rights or (b) remove any Materials from the Company’s premises.

2.4 I will promptly disclose to the Company all Confidential Information, Inventions, Materials or Proprietary Rights, as well as any business opportunity which comes to my attention during the Term and which relates to the business of the Company. I will not take advantage of or divert any such opportunity for the benefit of myself or anyone else either during or after the Term without the prior written consent of the Company.

CONFIDENTIAL INFORMATION, INVENTIONS,

NONSOLICITATION AND NONCOMPETITION AGREEMENT

2.5 Exhibit A is a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to the Term (collectively referred to as “Prior Inventions”), which belong to me, which relate to the Company’s current or proposed business, products or research and development, and which are not assigned to the Company; or, if no such list is attached, I represent that there are no such Prior Inventions. If, during the Term, I incorporate into a Company product, process, service or machine a Prior Invention owned by me or in which I have an interest, the Company is granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process, service or machine.

NOTICE: Notwithstanding any other provision of this Agreement to the contrary, this Agreement does not obligate me to assign or offer to assign to the Company any of my rights in an invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the invention relates (i) directly to the business of the Company or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company. This satisfies the written notice and other requirements of RCW 49.44.140.

2.6 The Company acknowledges that I may advise or invest in other enterprises, which are not Competing Businesses, and that I may contribute to such enterprises intellectual property that does not constitute Proprietary Rights of the Company, e.g. intellectual property that is not related to the business of the Company or the Company’s actual or demonstrably anticipated research or development. My activities for such enterprises may occur on Company premises, during work hours, and using Company resources.

C. Section 3. Further Obligations

3.1 During the Term, I will not, directly or indirectly, engage in, be employed by, perform services for or otherwise participate in any Competing Business.

3.2 My execution, delivery and performance of this Agreement and the performance of my other obligations and duties to the Company will not cause any breach, default or violation of any other employment, nondisclosure, confidentiality, consulting or other agreement to which I am a party or by which I may be bound. Attached as Exhibit B is a list of all prior agreements now in effect under which I have agreed to keep information confidential or not to compete or solicit employees of any Person.

CONFIDENTIAL INFORMATION, INVENTIONS,

NONSOLICITATION AND NONCOMPETITION AGREEMENT

3.3 I will not use in performance of my work for the Company or disclose to the Company any trade secret, confidential or proprietary information of any prior employer or other Person if and to the extent that such use or disclosure may cause a breach, default or violation of any obligation or duty that I owe to such other Person (e.g., under any agreement or applicable law). My compliance with this paragraph will not prohibit, restrict or impair the performance of my work, obligations and duties to the Company.

D. Section 4. Noncompetition and Nonsolicitation

4.1 During the Term and for one year after the end of the Term, I will not induce, or attempt to induce, any employee or independent contractor of the Company to cease such employment or relationship to engage in, be employed by, perform services for, participate in the ownership, management, control or operation of, or otherwise be connected with, either directly or indirectly, any business other than the Company.

4.2 During the Term and for one year after the end of the Term, I agree (except on behalf of or with the prior written consent of the Company) that I will not, directly or indirectly (a) solicit, divert, appropriate to or accept on behalf of any Competing Business, or (b) attempt to solicit, divert, appropriate to or accept on behalf of any Competing Business, any business from any customer or actively sought prospective customer of the Company with whom I have dealt, whose dealings with the Company have been supervised by me or about whom I have acquired Confidential Information in the course of my employment.

4.3 During the Term and for one year after the end of the Term, I will not engage in, be employed by, perform services for, participate in the ownership, management, control or operation of, or otherwise be connected with, either directly or indirectly, any Competing Business. For purposes of this paragraph, I will not be considered to be connected with any Competing Business solely on account of: my ownership of less than five percent of the outstanding capital stock or other equity interests in any Person carrying on the Competing Business. I agree that this restriction is reasonable, but further agree that should a court exercising jurisdiction with respect to this Agreement find any such restriction invalid or unenforceable due to unreasonableness, either in period of time, geographical area, or otherwise, then in that event, such restriction is to be interpreted and enforced to the maximum extent which such court deems reasonable. The Company, in its sole discretion, may determine to waive the noncompetition provisions of this Section 4.3. Any such waiver shall not constitute a waiver of any noncompetition or forfeiture provisions of any other agreement between the Company and me.

E. Section 5. Termination of Relationship

5.1 I hereby authorize and specifically agree to allow the Company to deduct from my wages the value of any property (including equipment, goods, or other items provided to me by the Company during my employment) which I fail to return when requested to do so by the Company, provided that such deduction (a) does not exceed the cost of the item, (b) does not reduce my wages below minimum wage or overtime compensation below time and a half, (c) is not made for normal wear and tear on or nonwillful loss or breakage of the provided item(s), and (d) is accompanied with a list of all items for which deductions are being made.

CONFIDENTIAL INFORMATION, INVENTIONS,

NONSOLICITATION AND NONCOMPETITION AGREEMENT

5.2 I agree that at the end of the Term I will deliver to the Company (and will not keep in my possession, re-create or deliver to anyone else) any and all Materials and other property belonging to the Company, its successors or assigns. I agree to sign and deliver the “Termination Certification” attached as Exhibit C.

5.3 At the end of the Term, I agree to provide the name of my new employer, if any, and consent to notification by the Company to my new employer about my rights and obligations under this Agreement in the form of Exhibit D.

F. Section 6. Employment At Will

I agree that my employment is “at will” which means that it can be terminated at any time by the Company or by me, with or without cause and with or without notice. I agree that any promise or obligation that my employment be on any other basis than “at will” is invalid unless in writing signed by the President of the Company and authorized by the Company’s board of directors. I agree to abide by the Company’s rules, regulations, policies and practices as revised from time to time.

G. Section 7. Miscellaneous

7.1 Survival. This Agreement will survive the end of the Term.

7.2 Injunctive Relief; Costs. I acknowledge that my obligations under this Agreement are important to the Company, and that the Company would not employ or continue to employ me without my agreement to such obligations. I also acknowledge that if I do not abide by my obligations in this Agreement, the Company will suffer immediate and irreparable harm, and that the damage to the Company will be difficult to measure and financial relief will be incomplete. Accordingly, the Company will be entitled to injunctive relief and other equitable remedies in the event of a breach by me of any obligation under this Agreement. The rights and remedies of the Company under this section are in addition to all other remedies. Further, in any legal action or other proceeding in connection with this Agreement (e.g., to recover damages or other relief), the prevailing party will be entitled to recover its reasonable attorneys’ fees and other costs incurred.

7.3 Severability. This Agreement will be enforced to the fullest extent permitted by applicable law. If for any reason any provision of this Agreement is held to be invalid or unenforceable to any extent, then (a) such provision will be interpreted, construed or reformed to the extent reasonably required to render the same valid, enforceable and consistent with the original intent underlying such provision and (b) such invalidity or unenforceability will not affect any other provision of this Agreement or any other agreement between the Company and me.

7.4 Governing Law; Jurisdiction; Venue. This Agreement will be governed by the laws of the state of Washington without regard to principles of conflicts of law. I irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement. I will not bring any action relating to this Agreement in any other court.

CONFIDENTIAL INFORMATION, INVENTIONS,

NONSOLICITATION AND NONCOMPETITION AGREEMENT

7.5 Amendments. Neither this Agreement nor any provision may be amended except by written agreement signed by the parties.

7.6 Waivers. No waiver of any breach shall be considered valid unless in writing, and no waiver shall be a waiver of any subsequent breach.

7.7 Acknowledgment. I have carefully read all of the provisions of this Agreement and agree that (a) the same are necessary for the reasonable and proper protection of the Company’s business, (b) the Company has been induced to enter into and/or continue its relationship with me in reliance upon my compliance with the provisions of this Agreement, (c) every provision of this Agreement is reasonable with respect to its scope and duration, (d) I have executed this Agreement without duress or coercion from any source, and (e) I have received a copy of this Agreement.

This Agreement is executed as of 10/19/, 2005.

/s/ Richard Barton
Signature
Richard Barton
FULL NAME (print or type)

ACCEPTED:

ZILLOW, INC.

By	/s/ Lloyd Frink
Its President

CONFIDENTIAL INFORMATION, INVENTIONS,

NONSOLICITATION AND NONCOMPETITION AGREEMENT

EXHIBIT A

LIST OF PRIOR INVENTIONS AND

ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

☑	No inventions or improvements
☐	Additional Sheets Attached

Signature of Employee:	/s/ Richard N. Barton
Print Name of Employee:	Richard N. Barton

Date:	10/19/05

CONFIDENTIAL INFORMATION, INVENTIONS,

NONSOLICITATION AND NONCOMPETITION AGREEMENT

EXHIBIT B

The following is a list of all prior agreements with former employers or others to which I am a party in which I agreed to maintain the confidentiality of the information of, or not to compete with or solicit the employees or customers of a third party.

☐	No Agreements
☒	See below
☐	Additional sheets attached

Microsoft Corp. non-disclosure, non-solicitation, non-compete agreement

Expedia/IAC nondisclosure and nonsolicitation and non-compete agreement

Signature of Employee:	/s/ Richard N. Barton
Print Name of Employee:	Richard N. Barton

Date:	10/19/05

CONFIDENTIAL INFORMATION, INVENTIONS,

NONSOLICITATION AND NONCOMPETITION AGREEMENT